Exhibit 10.1

REPURCHASE AGREEMENT

between

Sunoco Logistics Partners L.P.

and

Sunoco Partners LLC

Dated as of January 26, 2010

REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT (this “Agreement”), dated as of January 26, 2010, is entered into between Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), and Sunoco Partners LLC, a Pennsylvania limited liability company (the “General Partner”).

RECITALS

A. The General Partner is the general partner of the Partnership and holds (i) the General Partner Interest (as defined in the Current Partnership Agreement (as defined below)) in the Partnership, and (ii) limited partner interests in the Partnership defined in the Current Partnership Agreement as “Common Units.”

B. The General Partner is also the holder of certain limited partner interests in the Partnership defined in the Current Partnership Agreement as “Incentive Distribution Rights” (“IDRs”). The class of IDRs described in the Current Partnership Agreement and currently held by the General Partner are referred to herein as the “Old IDRs.”

C. The Partnership has agreed to repurchase, and the General Partner has agreed to transfer and assign to the Partnership, all of the Old IDRs held by it for cancellation in exchange for (i) the issuance by the Partnership to the General Partner of a new class of IDRs to be issued by the Partnership under the Revised Partnership Agreement (as defined below), having the rights, preferences, privileges and restrictions set forth therein (the “New IDRs”) and (ii) the issuance by the Partnership to the General Partner of a promissory note in the principal amount of $200 million plus the First Quarter Distribution Adjustment and substantially in the form attached hereto as Exhibit 2 (the “Note”), and the Partnership has agreed to issue the New IDRs and issue the Note to the General Partner as consideration for the transfer and assignment of the Old IDRs to the Partnership.

D. The parties hereto have agreed to amend and restate the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 20, 2004, as amended by Amendment No. 1 thereto, dated January 23, 2008, as further amended by Amendment No. 2 thereto, effective as of November 18, 2008 (as amended, the “Current Partnership Agreement”), so as to reflect the cancellation of the Old IDRs and the authorization of issuance of the New IDRs (such amended and restated agreement being referred to as the “Revised Partnership Agreement”).

E. The execution and adoption of the Revised Partnership Agreement, the repurchase by the Partnership, and the transfer and assignment by the General Partner to the Partnership, of the Old IDRs, the issuance by the Partnership of the New IDRs, and the issuance by the Partnership of the Note, as described above (collectively, the “Transactions”), are conditioned on each other and shall occur simultaneously.

F. The parties hereto have agreed that distributions made by the Partnership to the Partners for the entire fiscal quarter in which the Effective Time occurs shall be made under the terms of the Revised Partnership Agreement, notwithstanding that the Effective Time (and the repurchase of the Old IDR’s) is not occurring on the first day of such fiscal quarter. In order to compensate the General Partner for the distributions that it would have received with respect to the Old IDRs for the period from the beginning of the fiscal quarter in which the Effective Time occurs until the Effective Time, the Partnership has agreed to the First Quarter Distribution Adjustment.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties undertake and agree as follows:

ARTICLE I

DEFINITIONS

“Agreement” has the meaning given such term in the Preamble.

“Current Partnership Agreement” has the meaning given such term in the Recitals.

“Effective Time” means 5:00 P.M. Eastern time on the date of this Agreement.

“First Quarter Distribution Adjustment” means $1,223,800.

“General Partner” has the meaning given such term in the Preamble.

“IDRs” has the meaning given such term in the Recitals.

“New IDRs” has the meaning given such term in the Recitals.

“Note” has the meaning given such term in the Recitals.

“Old IDRs” has the meaning given such term in the Recitals.

“Partnership” has the meaning given such term in the Preamble.

“Revised Partnership Agreement” has the meaning given such term in the Recitals. The Revised Partnership Agreement shall be in the form attached hereto as Exhibit 1.

“Transactions” has the meaning given such term in the Recitals.

ARTICLE II

THE TRANSACTIONS

2.1 Repurchase, Transfer and Assignment of Old IDRs. At the Effective Time, the Partnership shall repurchase, and the General Partner, by its execution of the Revised Partnership Agreement, shall transfer and assign to the Partnership, all of its right, title and interest in the Old IDRs held by it at the Effective Time, which Old IDRs represent all of the issued and outstanding IDRs under the Current Partnership Agreement, and the Old IDRs shall immediately thereupon be cancelled and shall cease to exist. The Partnership hereby confirms that it is bound by the Current Partnership Agreement, and, upon the effectiveness of the Revised Partnership Agreement, it is bound by the Revised Partnership Agreement.

2.2 Consideration. Simultaneously with and as consideration for the transfer and assignment of the Old IDRs to the Partnership, the Partnership shall (i) issue to the General Partner, at the Effective Time, the New IDRs, and (ii) issue to the General Partner the Note. The issuance of the New IDRs shall occur immediately upon the Effective Time and simultaneously with the repurchase, transfer and cancellation of the Old IDRs. To the extent, if any, that Section 5.2(b) of the Current Partnership Agreement or the Revised Partnership Agreement is applicable to the Transactions, the applicable portion of the Old IDRs necessary to satisfy Section 5.2(b) of the Current Partnership Agreement or the Revised Partnership Agreement, as applicable, shall be deemed to have been contributed by the General Partner to the Partnership pursuant to such Section 5.2(b).

2.3 Partnership Agreement. At the Effective Time, the General Partner shall, in order to evidence (i) the transfer, assignment and cancellation of the Old IDRs, (ii) the issuance of the New IDRs, and (iii) the adoption of the Revised Partnership Agreement, execute the Revised Partnership Agreement on its own behalf in its capacity as general partner of the Partnership and by power of attorney on behalf of the limited partners of the Partnership.

2.4 Further Assurances. The Partnership and the General Partner agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby. The General Partner, as the holder of the Old IDRs, hereby certifies that the Transactions and the changes to the Current Partnership Agreement that will be effected by the adoption of the Revised Partnership Agreement do not adversely affect it in any material respect, nor do the Transactions or the changes to the Current Partnership Agreement effected by the adoption of the Revised Partnership Agreement adversely affect the Old IDRs as compared to other classes of Partnership Interests (as defined in the Current Partnership Agreement) in any material respect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Partnership. The Partnership represents and warrants to the General Partner as follows:

(a) the Partnership is a limited partnership duly formed and validly existing in good standing under the laws of the State of Delaware, and has the necessary partnership power and authority to execute and deliver, and, subject to the terms and conditions hereof, to perform its obligations under, this Agreement;

(b) the Partnership has taken all action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of the Partnership, and is enforceable against the Partnership in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

(c) neither the execution and delivery hereof nor the performance of the Partnership’s obligations hereunder will violate or contravene any applicable law, the Current Partnership Agreement or any of the Partnership’s material agreements; and

(d) at the Effective Time, the New IDRs and the limited partner interests represented thereby will have been and are duly and validly authorized and duly and validly issued and fully paid (to the extent required under the Revised Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

3.2. General Partner. The General Partner represents and warrants to the Partnership as follows:

(a) the General Partner is a limited liability company duly formed or organized, as the case may be, and validly existing in good standing under the laws of the State of Pennsylvania and has the necessary limited liability company power and authority to execute and deliver, and, subject to the terms and conditions hereof, to perform its obligations under, this Agreement;

(b) this Agreement constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and to principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and

(c) immediately prior to the Effective Time, the General Partner is the beneficial and record holder of all of the Old IDRs and all of the Old IDRs are owned by the General Partner free and clear of all liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by the General Partner of such Old IDRs, except as set forth in the Current Partnership Agreement.

ARTICLE IV

CONDITIONS

4.1. Conditions to Obligations of the Partnership. Notwithstanding any other provision of this Agreement, the obligations of the Partnership to consummate the Transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that the agreements and covenants of the General Partner to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed.

4.2. Conditions to Obligations of the General Partner. Notwithstanding any other provision of this Agreement, the obligations of the General Partner to consummate the Transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that the agreements and covenants of the Partnership to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed.

ARTICLE V

MISCELLANEOUS

5.1. Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

5.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

5.3. Amendments. All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the parties to this Agreement.

5.4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns. This Agreement shall not be assignable except with the prior written consent of the other party.

5.5. Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the parties to this Agreement, and no other person or entity (including employees and partners of the Partnership) shall have any right, claim or cause of action under or by virtue of this Agreement.

5.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram, telex, or telecopy and shall be deemed to have been duly given three business days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to the Partnership, at

Sunoco Logistics Partners L.P.

1818 Market Street, Suite 1500

Philadelphia PA 19103

Attn: General Counsel

Facsimile: (866) 421-0061

if to the General Partner, at

Sunoco Partners LLC

1818 Market Street, Suite 1500

Philadelphia, PA 19103

Attn: President and CEO

Facsimile: (215) 246-8113

with a copy to:

Sunoco Partners LLC

1818 Market Street, Suite 1500

Philadelphia, PA 19103

Attn: General Counsel

Facsimile: (866) 421-0061

and with a copy to:

Sunoco, Inc.

1735 Market Street, Suite LL

Philadelphia, PA 19103

Attn: General Counsel

Facsimile: (866) 785-4609

5.7. Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Agreement, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

5.8. Titles. The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Repurchase Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC,
its general partner

	By:	/s/ Deborah M. Fretz
		Name:	Deborah M. Fretz
		Title:	President and CEO

SUNOCO PARTNERS LLC

By:	/s/ Lynn L. Elsenhans
	Name:	Lynn L. Elsenhans
	Title:	Chairman of the Board

Exhibit 1

[Third Amended and Restated Agreement of Limited Partnership]

[ATTACHED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K]

A-1

Exhibit 2

[Note]

[ATTACHED AS EXHIBIT 10.1 TO THIS CURRENT REPORT ON FORM 8-K]

2